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                      PUBLIC SERVICE COMPANY OF NEW MEXICO


                                       TO


                            THE CHASE MANHATTAN BANK


                                     Trustee


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                          FIRST SUPPLEMENTAL INDENTURE


                           Dated as of August 1, 1998


                                       To


                                    INDENTURE


                           Dated as of August 1, 1998



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                                  Providing for


                 7.10% Series A Senior Unsecured Notes Due 2005


                                       and


                 7.50% Series B Senior Unsecured Notes Due 2018


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



FIRST SUPPLEMENTAL INDENTURE, dated as of August 1, 1998, between PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation duly organized and existing under the laws of the State of New Mexico (herein called the "Company"), having its principal office at Alvarado Square, Albuquerque, New Mexico 87158, and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee") under the Indenture, dated as of August 1, 1998, between the Company and the Trustee (the "Indenture").


                             RECITALS OF THE COMPANY

         The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its senior notes (the "Notes"), said Notes to be issued in one or more series as in the Indenture provided.

         Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two new series of its Notes to be known, respectively, as its 7.10% Series A Senior Unsecured Notes Due 2005 (herein called the "Series A Notes") and 7.50% Series B Senior Unsecured Notes Due 2018 (herein called the "Series B Notes" and, together with the Series A Notes, the "1998 Senior
Notes"), the form and substance of such 1998 Senior Notes and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture.

         All things necessary to make this First Supplemental Indenture a valid agreement of the Company, and to make the 1998 Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Series A Notes by the Holders thereof, and the purchase of the Series B Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the 1998 Senior Notes and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Series A Notes, in the case of the Series A Notes, and for the equal and proportionate benefit of all Holders of the Series B Notes, in the case of the Series B Notes, as follows:


                                   ARTICLE I

                         GENERAL TERMS AND CONDITIONS OF
                              THE 1998 SENIOR NOTES


         Section 1.01 There shall be and are hereby authorized two series of Notes designated, respectively, the "7.10% Series A Senior Unsecured Notes Due 2005" and the "7.50% Series B Senior Unsecured Notes Due 2018". The Series A Notes shall be limited in aggregate principal amount to $300,000,000. The Series A Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on August 1, 2005. The Series B Notes shall be limited in aggregate principal amount to $135,000,000. The Series B Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on August 1, 2018.

         Section 1.02 The 1998 Senior Notes shall be issued in fully registered form without coupons, initially as one or more Global Notes to and registered in the name of Cede & Co., as nominee of The Depository Trust
Company, as Depositary therefor. Any 1998 Senior Notes to be issued or transferred to, or to be held by, Cede & Co. (or any successor thereof) for such purpose shall bear the depositary legend in substantially the form set forth in the second paragraph at the top of the form of 1998 Senior Note in Article II hereof (in addition to that set forth in Section 2.04 of the Indenture), unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Each such Global Note may be exchanged in whole or in part for a 1998 Senior Note of the same series registered, and any transfer of such Global
Note in whole or in part may be registered, in the name or names of Persons other than such Depositary or a nominee thereof only under the circumstances set forth in Clause (2) of the last paragraph of Section 3.05 of the Indenture, or such other circumstances in addition to or in lieu of those set forth in Clause
(2) of the last paragraph of Section 3.05 of the Indenture as to which the Company shall agree, such agreement to be confirmed in writing to the Trustee.


         Section 1.03 Each Series A Note will bear interest at the rate of 7.10% per annum from August 6, 1998 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually on February 1 and August 1 in each year (each an "Interest Payment Date"), commencing February 1, 1999, until the principal thereof is paid or made available for payment. Each Series B Note will bear interest at the rate of 7.50% per annum from August 6, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on each Interest Payment Date in each year, commencing February 1, 1999, until the principal thereof is paid or made available for payment. The interest so payable on a Series A Note or a Series B Note, as applicable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name such Series A Note or Series B Note, as the case may be, or any Predecessor
Note is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such installment of interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such Series A Note or Series B Note, as the case may be, or any Predecessor Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series A Notes or the Series B Notes, as the case may be, not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Notes or Series B Notes, as the case may be, may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The amount of interest payable on the 1998 Senior Notes for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date, Redemption Date or Stated Maturity of any 1998 Senior Note is not a Business Day, then payment of interest or principal (and premium, if any) payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

         As used herein, a "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the State of New York or The City of New York are authorized or obligated by law, regulation or executive order to close.

         Section 1.04 Payment of the principal of, and premium, if any, and interest on the Series A Notes and on the Series B Notes shall be payable, and registration of transfer and exchanges of the Series A Notes and the Series B Notes may be effected, and notices and demands to or upon the Company in respect of the Series A Notes, the Series B Notes and the Indenture may be served at the office or agency of the Company maintained for that purpose in The City and State of New York, which shall be the Corporate Trust Office of the Trustee or at such other office or agency in The City of New York and State of New York as may be designated for such purpose by the Company from time to time; and such payment shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

         Section 1.05 The Company, at its option, may redeem at any time all, or, from time to time, any part of the Series A Notes and/or the Series B Notes, upon notice as provided in the Indenture (except that, notwithstanding the provisions of Section 11.04 of the Indenture, any notice of redemption for the 1998 Series Notes given pursuant to said Section need not set forth the Redemption Price but only the manner of calculation thereof) at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued interest to the Redemption Date, such Redemption Price to be set forth in an Officers' Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

         For purposes of this Section 1.05, the following terms shall have the following meanings:

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the series of 1998 Senior Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of 1998 Senior Notes. "Independent Investment Banker" means Salomon Brothers Inc or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

         "Reference Treasury Dealer" means (i) each of Salomon Brothers Inc, Chase Securities Inc., Morgan Stanley & Co. Incorporated, Citicorp Securities, Inc., J.P. Morgan Securities Inc., BancAmerica Robertson Stephens and CIBC Oppenheimer Corp.; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

         If less than all of the 1998 Senior Notes of either series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, the particular 1998 Senior Notes or portions thereof to be redeemed. Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the Redemption Date to the Holders of 1998 Senior Notes to be redeemed (which, as long as the 1998 Senior Notes are held in the book-entry only system, will be The Depository Trust Company (or its nominee) or a successor Depositary); provided, however, that the failure to duly give such notice by mail, or any defect therein, shall not affect the validity of any proceedings for the redemption of 1998 Senior Notes as to which there shall have been no such failure or defect. Such notice may state that such redemption shall be conditional upon receipt by the Paying Agent or Agents for such 1998 Senior Notes, on or prior to the Redemption Date, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Notes and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Notes. On and after the Redemption Date (unless the Company shall default in the payment of the series of 1998 Senior Notes or portions thereof to be redeemed at the applicable Redemption Price, together with interest accrued thereon to such date), interest on the series of 1998 Senior Notes or the portions thereof so called for redemption shall cease to accrue.

         The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price.

         The Company shall give to the Trustee written notice of the Redemption Price applicable to the Series A Notes or the Series B Notes promptly after calculation thereof.

         The 1998 Senior Notes will not be subject to any sinking fund.


         Section 1.06    The Series A  Notes  shall  be  defeasible  pursuant to
Section 13.02 and Section 13.03 of the Indenture. The Series B Notes shall be defeasible pursuant to Section 13.02 and Section 13.03 of the Indenture.


                                   ARTICLE II

                            FORM OF 1998 SENIOR NOTES


         Section 2.01 The Series A Notes and the Series B Notes and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following form (where bracketed material appears in said form of Note, the material in the first set of brackets relates to the Series A Notes and the material in the second set of brackets relates to the Series B Notes):

         Form of 1998 Senior Note.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO PUBLIC SERVICE COMPANY OF NEW MEXICO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         Form of Face of [7.10] [7.50]% Series[A] [B] Senior Unsecured Notes Due [2005] [2018].

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

     [7.10] [7.50] % Series [A] [B] Senior Unsecured Notes Due [2005] [2018]

No. ________                                                         $________
                                                            CUSIP No. ________

         PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation duly organized and existing under the laws of New Mexico (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of ________ Dollars on August 1, [2005] [2018], and to pay interest thereon from August 6, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 1999, at the rate of [7.10] [7.50]% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                     PUBLIC SERVICE COMPANY OF NEW MEXICO



                                     By:
                                         --------------------------------
                                         [Title]
Attest:



------------------------------------
[Title]

         Form of Trustee's Certificate of Authentication.


                         CERTIFICATION OF AUTHENTICATION

         This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:                                    THE CHASE MANHATTAN BANK,

                                                               As Trustee



                                          By:
                                             --------------------------------
                                                  Authorized Officer


Form of Reverse of [7.10] [7.50]% Series [A] [B] Senior Unsecured Notes Due [2005] [2018].

         This Note is one of a duly authorized issue of senior notes of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof limited in aggregate principal amount to $[300,000,000] [135,000,000].

         The Company, at its option, may redeem at any time, all, or, from time to time, any part of the Notes of this series, upon notice as provided in the Indenture (except that notwithstanding the provisions of Section 11.04 of the Indenture, any notice of redemption of the Notes of this series need not set forth the Redemption Price but only the manner of calculation thereof) at a Redemption Price equal to the greater of (i) 100% of their principal amount or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued interest to the Redemption Date, such Redemption Price to be set forth in an Officers' Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

         For purposes of the foregoing optional redemption provisions, the following terms shall have the following meanings:

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of this series. "Independent Investment Banker" means Salomon Brothers Inc or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

         "Reference Treasury Dealer" means (i) each of Salomon Brothers Inc, Chase Securities Inc., Morgan Stanley & Co. Incorporated, Citicorp Securities, Inc., J.P. Morgan Securities Inc., BancAmerica Robertson Stephens and CIBC Oppenheimer Corp.; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

         The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price.

         The Notes of this series will not be subject to any sinking fund.

         In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Notes of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Notes of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Notes of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Notes of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Notes of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each, or all series, as the case may be, then Outstanding under the Indenture, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and permitting the Holders of specified percentages in principal amount of the Notes of each series Outstanding under the Indenture, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences, provided, however, that if any such past default affects more than one series of Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all such series, considered as one class, shall have the right to waive such past default, and not the Holders of the Notes of any one such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than a majority in aggregate principal amount of the Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         As used herein, a "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the State of New York or The City of New York are authorized or obligated by law, regulation or executive order to close. All other terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                  ARTICLE III

                       ORIGINAL ISSUE OF 1998 SENIOR NOTES


         Section 3.01 Series A Notes in the aggregate principal amount of $300,000,000 may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed on behalf of the Company by any officer or employee authorized to do so by a Board Resolution, under its corporate seal affixed thereto or reproduced thereon attested by its Secretary or by one of its Assistant Secretaries and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Series A Notes in accordance with a Company Order delivered to the Trustee by the Company.


         Section 3.02 Series B Notes in the aggregate principal amount of $135,000,000 may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed on behalf of the Company by any officer or employee authorized to do so by a Board Resolution, under its corporate seal affixed thereto or reproduced thereon attested by its Secretary or by one of its Assistant Secretaries and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Series B Notes in accordance with a Company Order delivered to the Trustee by the Company.


                                   ARTICLE IV

                          PAYING AGENT AND REGISTRAR


         Section 4.01 The Chase Manhattan Bank will be the Paying Agent and Note Registrar for the 1998 Senior Notes.

                                   ARTICLE V

                                SUNDRY PROVISIONS


         Section 5.01 Except as otherwise expressly provided in this First Supplemental Indenture or in the form of 1998 Senior Notes or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of the 1998 Senior Notes that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

         Section 5.02 The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         Section 5.03 The Trustee hereby accepts the trusts herein declared, provided, created, supplemented, or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:

            The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article VI of the Indenture shall apply to and form part of this First Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations, and insertions, if any, as may be appropriate to make the same conform to the provisions of this First Supplemental Indenture.


         Section 5.04 This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        PUBLIC SERVICE COMPANY OF NEW MEXICO



                                        By:
                                            --------------------------------
                                            M.H. Maerki
                                            Senior Vice President
                                            and Chief Financial Officer
Attest:



-----------------------------------
      Assistant Secretary
                                        THE CHASE MANHATTAN BANK, as Trustee



                                        By:
                                            --------------------------------
                                            P. Morabito
                                            Vice President
Attest:



-----------------------------------
      Senior Trust Officer

STATE OF NEW MEXICO  )
                     ) ss.:
COUNTY OF BERNALILLO )


         On the ____ day of August, 1998, before me personally came M.H. Maerki, to me known, who, being by me duly sworn, did depose and say that he is a Senior Vice President and Chief Financial Officer of Public Service Company of New Mexico, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                            --------------------------------
                                                   Notary Public

                                            My Commission Expires:

                                            --------------------------------

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


         On the ____ day of August, 1998, before me personally came P. Morabito, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.



                                            --------------------------------
                                                   Notary Public